Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of ImmunoCellular Therapeutics, Ltd. of our report dated March 29, 2010 with respect to our audits of the financial statements of ImmunoCellular Therapeutics, Ltd. as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007, and for the period from inception of operations (February 24, 2004) to December 31, 2009.

/s/ Marcum LLP

Los Angeles, California

January 7, 2011